Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

FRONTIER COMMUNICATIONS ANNOUNCES

PLANNED BOARD CHAIRMAN SUCCESSION

NORWALK, Conn., January 4, 2016 – Frontier Communications Corporation (NASDAQ: FTR) today announced its planned succession in the leadership of its Board of Directors, effective April 1, 2016. Maggie Wilderotter, the Company’s CEO for ten and one-half years and its Executive Chairman since April 1, 2015, will be succeeded as Chairman by Pamela D. A. Reeve.

Reeve joined the Frontier Communications Board in 2010 and currently serves as Lead Director. During her 15 year tenure at Lightbridge, Inc., a global provider of mobile business software and technology solutions, Reeve held executive positions including President and Chief Executive Officer. She currently serves as a director on the boards of Sonus Networks, Inc. and American Tower Corporation, where she is also Lead Director.

Wilderotter said, “Pam’s strong leadership skills, extensive background in telecommunications and technology, as well as her tenure on Frontier’s board, make her the right choice to serve as Frontier’s new Chairman. With our transformative Verizon acquisition solidly on track, the Board is comfortable moving forward as planned with an independent Chairman of the Board in 2016.”

CEO Dan McCarthy said, “I wish to thank Maggie for her extraordinary contributions to our Company. The Frontier Communications of today bears little resemblance to the regional telephone company that Maggie joined to lead in 2004. Today, Frontier is a national Internet and telecom services provider with operations in 28 states and nearly 8.5 million addressable households. We are on the cusp of doubling in size and further transforming the Company when we close and integrate high-quality Verizon assets in California, Texas and Florida in 2016. Maggie has provided outstanding leadership and we wish her and her family all the best.”

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 18,600 employees are based entirely in the United States. More information is available at www.frontier.com.

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These risks and uncertainties include, but are not limited to: Frontier’s ability to complete the acquisition of Verizon’s California, Florida and Texas wireline operations, including the ability to complete the financing of the acquisition; the ability to successfully integrate the acquired operations into Frontier’s existing operations; the sufficiency of the assets to be acquired from Verizon to enable the combined company to operate the acquired business; the ability to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Contact:

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

Media:

Brigid Smith, 203-614-5042

AVP, Corporate Communications

brigid.smith@ftr.com